As Filed With the Securities and Exchange Commission on December 21, 2007

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM F-3

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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CHINA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

______________

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 2105, West Tower, Shun Tak Centre

200 Connaught Road C.,

Sheung Wan, Hong Kong

011-852-2810-7205

(Address and telephone number of Registrant’s principal executive offices)

Wong Wah On Edward, Secretary

China Natural Resources, Inc.

Room 2105, West Tower, Shun Tak Centre

200 Connaught Road C.,

Sheung Wan, Hong Kong

011-852-2810-7205

(Name, address and telephone number of agent for service)

Copies to:

Steven I. Weinberger, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Blvd., NW

Boca Raton, FL 33432

Facsimile: (561) 362-9612

Approximate date of commencement of proposed sale to the public: From time to time as described in the Prospectus.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common shares, without par value (2)	2,187,500	$22.60	$49,437,500	$1,518
TOTAL	2,187,500		$49,437,500	$1,518

———————

(1)

The registration fee has been calculated pursuant to Rule 457 of the Securities Act of 1933.

(2)

Represents shares of our common stock issued in a private placement. The registration fee is based on the $22.60 closing price of our common shares, as reported by The NASDAQ Stock Market on December 18, 2007.

Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.

China Natural Resources, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until China Natural Resources shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Dated December 21, 2007

Selling Security Holder Offering Prospectus

CHINA NATURAL RESOURCES, INC.

2,187,500 common shares

This prospectus covers the resale of an aggregate of 2,187,500 common shares of China Natural Resources, Inc. by certain selling security holders. We will not receive any proceeds from the sale of shares by the selling security holders.

Our common shares are listed on The NASDAQ Capital Market under the symbol “CHNR.” On December 18, 2007, the closing price for our common shares was $22.60 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning at page 9.

__________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2007.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by China Natural Resources. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

Page

Prospectus Summary

2

Where You Can Find More Information

4

Forward-Looking Statements

5

Risk Factors

6

Use Of Proceeds

12

Selling Security Holders

12

Plan Of Distribution

14

Description Of Securities

16

Legal Matters

16

Experts

16

Expenses

16

Enforceability Of Civil Liabilities And Indemnification Policies

17

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

PROSPECTUS SUMMARY

Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus.

Overview

On February 3, 2006, the Company consummated the acquisition of all of the issued and outstanding capital stock of Feishang Mining Holdings Limited, a British Virgin Islands corporation. Since the date the acquisition was completed our sole operations have consisted of the mining of zinc, iron and other minerals for distribution in the PRC.

Feishang Mining was incorporated under the laws of the British Virgin Islands in September 2004. Feishang Mining beneficially owns 100% of the capital stock of Wuhu Feishang Mining Development Co. Limited, a company organized in the PRC.  Feishang Mining treats the business of Wuhu, a mining enterprise principally engaged in the mining of zinc, iron and other minerals for distribution in the PRC, as its principal business activity.

At present, Wuhu owns the mining rights to two mines located in Wuhu City, Anhui Province, the PRC: The Yang Chong Mine contains iron and zinc minerals and the Zao Yun Mine contains mainly iron minerals. The two mines produced approximately 47,000 tons of iron and 8,600 tons of zinc in 2005, and 46,000 tons of iron and 6,400 tons of zinc in 2006. The majority of the iron and zinc ore is mined from the Yang Chong Mine. Wuhu City is located in the northwestern Yangtze River Delta and the center of East China, approximately 384 kilometers from Shanghai.

The table below summarizes the production quantity and sales quantity for each of the years ended December 31, 2004, 2005 and 2006 included in continuing operations.

	2004	2005	2006
Production quantity (tons):
Zinc	7,800	8,650	6,380
Iron	58,160	46,800	46,107
Micaceous iron oxide – grey	1,072	524	628

Sales quantity (tons):
Zinc	7,782	8,841	6,248
Iron	58,326	46,201	46,357
Micaceous iron oxide – grey	1,089	612	713

Recent Events

Completion of $35 Million Private Placement

On August 24, 2007, we consummated the sale, to six non-U.S. persons, of an aggregate of 2,187,500 units, each unit consisting of two common shares and one warrant to purchase one common share, for a purchase price of $16.00 per unit, or an aggregate purchase price of $35 million. Each warrant entitles the holder to purchase one common share at an exercise price of $10.00 per share for a three year period commencing August 24, 2008. We granted the investors certain demand and piggy-back registration rights with respect to the shares included in the units. The registration statement of which this prospectus forms a part is filed in furtherance of those registration rights.

Entry into Joint Venture

In June 2007, we formed Yunnan Feishang Mining Development Co. Ltd. as an indirect wholly-owned subsidiary. On September 10, 2007, Yunnan Feishang Mining Development Co. Ltd. entered into a Founder Shareholders Agreement with Hainan Jindi Industry Corporation, Yangpu Fengyu Industry Development Co., Ltd. and six individual residents of the People’s Republic of China (“PRC”), to form Hainan Nonferrous Metal Mining Co., Ltd. as a stock company under the laws of the PRC. Hainan Jindi Industry Corporation, a state-owned enterprise, is a subsidiary of the Hainan Bureau of Geological Exploration, and Yunnan Feishang Mining Development Co. Ltd. understands that the six individual PRC residents are members of management of Hainan

Jindi Industry Corporation. Yangpu Fengyu Industry Development Co., Ltd. is the nominee of Yunnan Feishang Mining Development Co. Ltd.

Hainan Nonferrous Metal Mining Co., Ltd. was formed to engage in the exploration, development, mining and sale of nonferrous metals in Hainan Province and other regions in the PRC. It is expected that Hainan Nonferrous Metal Mining Co., Ltd. will acquire certain exploration rights to nonferrous metals from Hainan Jindi Industry Corporation. No exploration or mining rights have yet been acquired. The total capital contributions of RMB68,000,000 (US$8,935,611) were made by the founders to Hainan Nonferrous Metal Mining Co., Ltd. China Natural Resources, through Yunnan Feishang Mining Development Co. Ltd. and its nominee, owns a combined 48% of Hainan Nonferrous Metal Mining Co., Ltd. Hainan Jindi Industry Corporation will control the day-to-day operations of Hainan Nonferrous Metal Mining Co., Ltd. Inasmuch as the Company owns less than 50% of Hainan Nonferrous and it does not have sufficient voting power to control the board of directors, we expect to account for our interest in Hainan Nonferrous Metal Mining Co., Ltd. as an associated company using the equity method of accounting.

SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 2002, 2003, 2004, 2005 and 2006, represents the operations of Feishang Mining and its wholly-owned subsidiary, Wuhu Feishang Mining Development Co. Ltd. (“Wuhu”), through February 2, 2006 and the consolidated operations of Feishang Mining and the Company subsequent to February 2, 2006. We have retroactively restated our issued share capital to reflect the acquisition by Feishang Mining. The selected financial data is derived from (I) the audited financial statements of Anhui Fanchang Zinc and Iron Mine (the predecessor of Wuhu) for the year ended December 31, 2002 and the four months ended April 30, 2003, (II) the audited financial statements of Wuhu for the eight months ended December 31, 2003; (III) the audited consolidated financial statements of Feishang Mining for the years ended December 31, 2004 and 2005, (IV) the audited consolidated financial statements of the Company for the year ended December 31, 2006; and should be read in conjunction therewith.

	In Thousands, except share amounts
	Predecessor of Wuhu (I)		Successor (Wuhu) (II)	FMH (III)	FMH (III)	Company (IV)
	Year Ended December 31	4 Months Ended April 30,	8 Months Ended December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Six Months Ended June 30,
	2002	2003	2003	2004	2005	2006	2006	2007
	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb	Rmb
							(Unaudited)	(Unaudited)
Operating Statement Data
Net sales	36,129	10,439	31,893	77,939	98,962	145,389	51,664	58,962
Operating expenses	(7,943)	(2,154)	(4,541)	(4,597)	(9,172)	(14,170)	(7,106)	(5,738)
Income/(loss) from continuing operations before income taxes	(42)	778	7,460	41,992	52,381	100,265	32,709	36,035
Income/(loss) from continuing operations	(42)	753	7,460	41,992	44,046	85,108	27,803	30,237
Income/(loss) from discontinued operations	(1,825)	(159)	(72)	12	-	(12,560)	(486)	—
Net Income/(loss)	(1,867)	594	7,388	42,004	44,046	72,548	27,317	30,237
Income/(loss) per share:
Basic
Continuing operations	(0.01)	0.08	0.75	4.21	4.41	7.46	2.87	2.62
Discontinued operations	(0.18)	(0.02)	(0.01)	—	—	(1.10)	(0.05)	—
	(0.19)	0.06	0.74	4.21	4.41	6.36	2.82	2.62
Income/(loss) per share:
Diluted
Continuing operations	(0.01)	0.08	0.66	3.73	4.36	6.17	2.27	2.23
Discontinued operations	(0.18)	(0.02)	(0.01)	—	—	(0.91)	(0.04)	—
	(0.19)	0.06	0.65	3.73	4.36	5.26	2.23	2.23
Weighted average number of shares outstanding
Basic	9,980,593	9,980,593	9,980,593	9,980,593	9,980,593	11,402,372	9,670,407	11,548,416
Diluted	9,980,593	9,980,593	11,249,369	11,245,975	10,110,036	13,798,731	12,240,535	13,547,420
Balance Sheet Data
Total assets	68,777	71,334	71,894	89,601	104,643	180,765	161,450	202,821
Current assets	21,880	30,522	28,416	55,381	70,987	143,330	103,241	165,840
Current liabilities	47,710	49,587	52,514	28,218	54,978	50,234	75,688	42,617
Working capital	(25,830)	(19,065)	(24,098)	27,163	16,009	93,096	27,553	123,223
Shareholders’ equity	21,067	21,747	19,380	61,383	49,665	130,531	85,762	160,204

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form F-3 under the Securities Act covering the resale of the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning China Natural Resources and the securities offered by this prospectus, we refer to the registration statement and the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC, as discussed below.

We are required to file annual and current reports with the SEC. You may read and copy these filings, as well as the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of their public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC following the date of this prospectus will automatically update and supercede this information. We incorporate by reference the documents listed below, any documents we file subsequent to the date the registration statement of which this prospectus forms a part is filed with the SEC but prior to the effective date thereof, and any documents we subsequently file with the SEC, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•

Our Annual Report on Form 20-F filed with the SEC on May 2, 2007;

•

Our Current Report on Form 6-K filed with the SEC on August 8, 2007;

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Our Current Report on Form 6-K filed with the SEC on August 24, 2007;

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Our Current Report on Form 6-K filed with the SEC on September 18, 2007;

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Our Current Report on Form 6-K (including unaudited interim financial statements for the three and six months ended June 30, 2007) filed with the SEC on September 19, 2007;

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Our Current Report on Form 6-K filed with the SEC on November 13, 2007; and

•

Our Current Report on Form 6-K, filed with the SEC on December 5, 2007.

We will deliver without charge a copy of all of the information incorporated by reference in this prospectus to each person receiving a copy of this prospectus. If you need an additional copy of these documents, or if you would like to receive a copy of the other items referenced above, you may request copies, at no cost, by writing or telephoning us at Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road C., Sheung Wan, Hong Kong, attention Wong Wah On Edward, Secretary, telephone number 011-852-2810-7205.

We are a British Virgin Islands corporation and a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, and other documents that we have incorporated by reference, contain forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors – many beyond our control – that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this prospectus or in any other public statements we make may turn out to be wrong.

We caution that these statements are further qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the following:

•

Risks and uncertainties concerning political, economic and social conditions in the PRC;

•

Whether we are able to renew existing mineral rights and whether we are able to acquire attractive mineral rights at additional mines;

•

Risks and uncertainties associated with our mining operations;

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Whether we are able to acquire complimentary mining operations and integrate those operations into ours;

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Risks and uncertainties regarding the future price of the metals we mine;

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Risks and uncertainties relating to the continued purchase of our iron and zinc ore by our primary customer;

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Risks and uncertainties regarding the performance of third-party ore extractors over whom we exercise no control;

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Whether we are able to raise additional financing to the extent necessary in order to continue or expand operations; and

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Other factors identified from time to time in our filings with the SEC.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially include the risks described herein. These risks and uncertainties are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected.

RISK FACTORS

An investment in our common stock is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.

Risks Related To Operations In The PRC

Investors should consider political, economic and legal factors applicable to investments in the PRC prior to investing in our company.

Since 1997, the PRC government has been making efforts to promote reforms of its economic system. These reforms have brought about marked economic growth and social progress, and the economy of China has shifted from a planned economy to a socialist market economy. Wuhu has also benefited from the economic reforms implemented by the PRC government and the economic policies and measures. However, economic, legal and social policies in the PRC are not similar to those of Western governments and revisions or amendments may be made to these policies and measures from time to time, and Wuhu is not in a position to predict whether any change in the political, economic or social conditions may adversely affect the operating results of Wuhu, and how those changes may impact on us.

The PRC legal system is a statutory law system. Unlike the common law system, decided legal cases have little significance for guidance, and rulings by the court can only be used as reference with little value as precedents. Since 1979, the PRC government has established a commercial law system, and significant progress has been made in promulgating laws and regulations relating to economic affairs. Examples are the organization of companies and their regulation, foreign investment, commerce, taxation and trade. However, these regulations are relatively new and the availability of public cases as well as the judicial interpretation of them are limited in number. Moreover, as they are not binding, both the implementation and interpretation of these regulations are uncertain in many areas. The interpretation of PRC laws may also be subject to policy changes reflecting domestic political changes, and new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. The activities of our subsidiaries in China are subject to PRC regulations governing PRC companies.

Geographic limitations may make it difficult to obtain jurisdiction over our company, our management or our assets.

During 2004, we became a British Virgin Islands company and our officers and directors are non-residents of the United States, our assets are located in the PRC and our operations are conducted in the PRC. Therefore, it may not be possible to effect service of process on such persons in the United States, and it may be difficult to enforce any judgments rendered against us or them. Moreover, there is doubt whether courts in the British Virgin Islands or the PRC would enforce (a) judgments of United States courts against us, or our directors or officers based on the civil liability provisions of the securities laws of the Unites States or any state, or (b) in original actions brought in the British Virgin Islands or the PRC, liabilities against us or any non-residents based upon the securities laws of the United States or any state.

The rights of our security holders are subject to British Virgin Islands law, the provisions of which may not be as favorable to security holders as US law.

Since we are a British Virgin Islands company, the rights of our shareholders may be more limited than those of security holders of a United States corporation. In this regard, our directors are permitted to take action that, under the laws of most states of the United States, require security holder approval. These actions include authorizing reorganizations, asset sales (of less than 50% of our total assets) and amendments to our Memorandum and Articles of Association (that do not vary the rights of security holders).

Risks Relating to Mining Operations

Wuhu's earnings and, therefore, our profitability, may be affected by metals price volatility.

The majority of Wuhu's revenue is derived from the sale of iron and zinc and, as a result, our earnings are directly related to the prices of these metals. At present, the price of these metals in the PRC is generally in line with that in the international market. There are many factors influencing the price of iron and zinc including expectations for inflation; global and regional demand and production; political and economic conditions; and production costs in major producing regions.

These factors are beyond Wuhu's control and are impossible for it to predict. As a result, changes in the price of zinc and iron may adversely affect Wuhu's operating results. Wuhu has not engaged in hedging transactions or alternative measures to manage possible price fluctuations.

Wuhu has not performed feasibility studies and, therefore, reliable estimates of proven or probable reserves cannot be provided and if minerals are depleted from our mines prior to termination of our mineral rights, we may be unable to generate revenues.

Both the quantity of ores and metal reserves are primarily based on estimates and we have conducted no feasibility studies to confirm the amount of proven or probable reserves contained in the mines in which we have mineral rights. While we are currently extracting and selling minerals from our mines, we are unable to predict the extent of mineral deposits in our mines or whether there will continue to be sufficient minerals deposits to allow us to extract minerals at current levels for the duration of our mining rights. Moreover, reserve estimation is an interpretive process based upon available data and various assumptions that are believed to be reasonable, and the economic value of ore reserves may be adversely affected by price fluctuations in the metal market, reduced recovery rates or a rise in production costs as a result of inflation or other technical problems arising in the course of extraction.

We rely on operating performance of a single mine and if our mine development plans are unsuccessful, Wuhu, and as a result, we, may suffer a decrease in profitability.

The principal operating asset of Wuhu is the Yang Chong Mine. Over 80% of the turnover of Wuhu was generated from the Yang Chong Mine. Since its acquisition in May 2003 until December 31, 2006, 100 % of Wuhu’s sales of zinc and approximately 70% of Wuhu's sales of iron were derived from metal output from Yang Chong Mine. Although Wuhu plans to increase its production levels by opening two additional mine shafts in the Yang Chong Mine, as well as by acquiring additional mining rights in the PRC, there is no assurance that these development projects will be successful. If these development plans are unsuccessful, Wuhu may suffer a decrease in overall profit margins, operating performance and investment return, and may adversely affect the operating results of Wuhu.

Wuhu’s operating results may be negatively impacted by amortization policies applicable to mining rights.

Wuhu's mining rights are amortized based on actual units of production over estimated reserves of the mines. Wuhu reviews the production plans and the reserve levels of the mines periodically. Accordingly, any material change in the production plan of Wuhu's mines or modification of reserve levels may have a negative impact on Wuhu’s operating results.

Wuhu relies on sub-contractors to perform mineral extraction over whom Wuhu has little control.

Wuhu sub-contracts its ore extraction work to a third party. To some extent, the operations of Wuhu are affected by the performance of the contractor, whose activities are not within Wuhu’s control. If the contractor fails to achieve the guaranteed monthly extraction volume, or the contractor otherwise fails to perform its obligations under its agreement with Wuhu, the agreement may be terminated by Wuhu; however, termination of the relationship could adversely affect the operating results of Wuhu.

We are subject to numerous risks and hazards associated with the mining industry.

Wuhu's business is subject to a number of risks and hazards including:

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environment hazards;

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industrial accidents;

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unusual or unexpected geologic formations;

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explosive rock failures; and

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flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

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damage to or destruction of mineral properties or production facilities;

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personal injury or death;

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environmental damage;

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delays in mining;

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monetary losses; and

•

legal liability.

Wuhu emphasizes environmental protection in its operations and related activities. A significant financial commitment has been made towards the construction of environmental protection facilities and the establishment of a sound environmental protection management and monitoring system. Although Wuhu is currently in compliance with applicable environmental regulations of the PRC government, any changes to these regulations may increase the operating costs of the Company and may adversely affect the operating results of the Company.

During the course of its mining activities, Wuhu uses dangerous materials. Although Wuhu has established stringent rules relating to the storage, handling and use of such dangerous materials, there is no assurance that accidents will not occur. Should Wuhu be held liable for any such accident, Wuhu may be subject to penalties and possible criminal proceedings may be brought against its employees.

Wuhu depends on a single customer with whom Wuhu has no binding contractual understandings, and the loss of that customer would materially and adversely affect our results of operations.

Wuhu’s entire production of zinc for the years ended December 31, 2004, 2005 and 2006 were sold to a single customer, Huludao Zinc Industry Co. Ltd. , the largest zinc smelter in Asia. Wuhu is a party to a one-year sales contract with Huludao Zinc Industry Co. Ltd., subject to renewal every year; however, the sales contract does not obligate Huludao Zinc Industry Co. Ltd., to purchase zinc from Wuhu. In the event Huludao Zinc Industry Co. Ltd. ceases or reduces its purchases from Wuhu, or if Wuhu and Huludao Zinc Industry Co. Ltd. are unable to agree upon renewal terms or Wuhu’s sales contract with Huludao Zinc Industry Co. Ltd. is not renewed for any other reason, Wuhu will have to identify one or more alternative outlets for its mineral production. While the sales contract has been renewed on an annual basis in the past, the loss of Huludao Zinc Industry Co. Ltd. as a source for Wuhu’s zinc production could adversely affect our results of operations.

Wuhu may be unable to successfully compete for mineral rights with companies having greater financial resources than it has.

Mines have limited lives and as a result, Wuhu continually seeks to expand its reserves through the acquisition of additional mining rights. As there is a limited supply of desirable mineral deposits in the PRC, Wuhu faces strong competition for mining rights from other mining companies, some of which have greater financial resources than Wuhu, Wuhu may not be able to acquire attractive mineral rights on terms that Wuhu considers acceptable.

We may not be able to obtain sufficient funding for our capital expenditures and other funding requirements, which could limit our ability to develop our businesses.

We expect to have a high level of capital expenditures in the foreseeable future to fund our ongoing operations and future growth. We need sufficient internal sources of liquidity, or access to additional financing from external sources. Our ability to obtain external financing in the future and the related financing cost is subject to a variety of uncertainties, including:

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Obtaining the PRC Government approvals necessary to raise financing in the domestic or international markets;

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our future results of operations, financial condition and cash flows;

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the condition of the global and domestic financial markets; and

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changes in the monetary policy of the PRC Government with respect to bank interest rates and lending practices.

If adequate funding is not available, our ability to develop our business could be adversely affected.

There are uncertainties associated with our plan to integrate additional mining rights into our operations.

We intend to acquire additional mining rights in the PRC. However, we may encounter intense competition during the expansion process and we may fail to select or value targets appropriately. This may result in our inability to complete such expansion plan at a reasonable cost or at all. Even if the expansion plan is successful, we may have to allocate additional capital and human resources to implement the integration of an acquired business with ours. We cannot assure you that such integration will be completed within a reasonable period of time or at all. or that it will generate the expected economic benefits. Further, expansion into other parts of the PRC involves substantial time, cost and market uncertainties. In the event that we encounter problems or delays in penetrating such markets, and at the same time we lose our competitive edge over our competitors, our results of operations and business prospects could be adversely affected.

Certain of our operations are energy-intensive and we may face increased prices and/or insufficient supply of utilities such as electricity, as a result of which our results of operations may be adversely affected and we may experience delivery delays.

We consume a substantial amount of electricity in our mining and ore processing operations. As our production capabilities increase and our business grows, our requirements for electricity will also grow. Any disruption in electricity supply could lead to production shutdowns and increased costs related to recommencement of operations. Any macroeconomic control measures implemented by the PRC Government which cause electricity’s price to fluctuate will impact on our cost of production. This in turn could adversely affect our results of operations.

We may be unable to renew our mining rights in which event we could be forced to cease operations or delay operations while we seek alternative mining rights.

Under the Mineral Resources Law of the People’s Republic of China, all mineral resources in the PRC are owned by the State. Our current mining rights for Yang Chong Mine and Zao Yun Mine expire on December 31, 2011 and October 31, 2009, respectively. To apply for a renewal of our mining rights, we have to submit all the required materials and complete the necessary legal procedures as required by the relevant authorities and the laws and regulations. There is no assurance that we will be able to renew our mining rights upon expiry and our mining and exploration operations and our business may be adversely affected.

Risks Relating to Status as a Foreign Private Issuer

Our status as a “foreign private issuer” results in less information being available about us than domestic reporting companies.

We are foreign private issuer and are not required to file as much information about us as United States issuers are required to file. In this regard we are not required to file quarterly reports on Form 10-Q or Current Reports on Form 8-K; we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures; the SEC proxy statement and information statement rules do not apply to us; and our officers, directors and principal security holders are not required to file reports detailing their beneficial ownership of our shares. There is generally greater information available about United States issuers than about foreign private issuers such as us, and the lack of information about us makes it more difficult to make investment decisions about us.

As a “foreign private issuer” we are not subject to certain rules promulgated by NASDAQ that other NASDAQ-listed issuers are required to comply with, some of which are designed to provide information to and protect investors.

Our common shares are currently listed on The NASDAQ Capital Market and, for as long as our securities continue to be listed, we will remain subject to the rules and regulations established by NASDAQ applicable to listed companies. As permitted under NASDAQ rules applicable to foreign private issuers such as China Natural Resources, we do not comply with the following provisions of the NASDAQ Marketplace Rules:

•

a majority of our board of directors are not independent as defined by NASDAQ rules;

•

our independent directors do not hold regularly scheduled meetings in executive session;

•

the compensation of our executive officers is not determined by an independent committee of the board or by the independent members of the board of directors, and our CEO may be present in the deliberations concerning his compensation;

•

related party transactions are not required to be reviewed or approved by our audit committee or other independent body of the board of directors;

•

we are not required to solicit security holder approval of stock plans, including those in which our officers or directors may participate; stock issuances that will result in a change in control; the issuance of our stock in related party acquisitions or other acquisitions in which we may issue 20% or more of our outstanding shares; or, below market issuances of 20% or more of our outstanding shares to any person;

•

we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting; and

•

we are not required to participate in an electronic link with a specified registered depository in connection with any direct registration program that we may establish in the future.

If we were to comply with these rules, our Members might have greater influence over our activities and Members might have greater protections. We may in the future determine to voluntarily comply with one or more of the foregoing provisions.

Risks Related to our Common Shares and the Market for our Common Shares

There are a limited number of our common shares in the public float and trading in our shares is not active; therefore, our common shares tend to experience price volatility.

There are currently approximately 6,860,897 of our common shares in the public float (shares owned by persons other than officers, directors and principal security holders), including 2,187,500 shares, the resale of which is covered by this prospectus, and, until quite recently, there has not been an active trading market for our shares. Our shares tend to trade along with other shares of public companies whose operations are based in the People’s Republic of China. These shares tend to exhibit periods of extreme volatility and price fluctuations, even when there are no events peculiar to the Company that appear to warrant price changes. We cannot assure you that price volatility will not continue in the future or, as a result thereof, that market prices will reflect actual values of our company.

As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our security holders may disproportionately influence the price of those shares in either direction. The share price could, for example, decline precipitously in the event that a large number of shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or a lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

A majority of our outstanding common shares are held by our President and Chief Executive Officer and he will continue to be in a position to elect all of our directors and control the direction of our company.

9,980,593 common shares, or approximately 59.0% of our currently outstanding common shares, are beneficially owned by Mr. Li Feilie, our President and Chief Executive Officer. Accordingly, Mr. Li effectively controls the affairs of our company, including the election of our Board of Directors. As a result, other security holders of China Natural Resources will have no effective ability to influence the election of directors or the affairs of our company.

The registration or resale under Rule 144 of a significant number of our common shares for resale could have a depressive effect on the market for our shares.

There are currently approximately 6,860,897 common shares in our public float (shares owned by persons other than officers, directors and principal security holders), including 2,187,500 shares, the resale of which is covered by this prospectus. In connection with our August 2007 private placement of units, we issued 4,375,000 common shares to six investors and granted the investors certain registration rights, including the right to demand registration of their shares commencing November 24, 2007. The registration statement of which this prospectus forms a part was filed in furtherance of these registration rights. Even without registration, these shares will become available for resale under Rule 144 commencing on the February 15, 2008 effective date of a recently adopted reduction in the holding period under Rule 144. The resale of the shares issued to investors in the private placement, either pursuant to a registration statement or Rule 144, or even the prospect of those sales, could have a depressive effect on the market for our common shares.

The continued financing of our expansion plans through the issuance of equity will be dilutive to our members.

We have recently completed a private placement consisting our common shares and warrants exercisable into common shares that provided us with approximately $35 million of capital to fund our expansion plans. We may also determine to use our common shares in the future as currency to finance our plans. The continued issuance of common shares to raise capital will be dilutive to our members.

We do not intend to pay dividends in the foreseeable future and there are restrictions on the conversion of local currency.

We do not intend to pay dividends for the foreseeable future as we intend to reinvest earnings from operations, if any, back into our operations. In addition, our holding company structure creates restrictions on our payment of dividends. The payment of dividends is also subject to numerous restrictions imposed under PRC law, including restrictions on the conversion of local currency into United States dollars and other currencies.

It is not possible to foresee all risks that may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares by the selling security holders.

SELLING SECURITY HOLDERS

Private Placement of Common Shares and Warrants

On August 24, 2007, we completed the sale to six non-U.S. persons of an aggregate of 2,187,500 units, each unit consisting of two common shares (an aggregate of 4,375,000 common shares) and one warrant to purchase one common share (an aggregate of 2,187,500 warrants), for a purchase price of $16.00 per unit, or an aggregate purchase price of $35 million.

Each warrant entitles the holder to purchase one common share at an exercise price of $10.00 per share for a three year period commencing August 24, 2008. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants is subject to adjustment in the event of stock splits, dividends, reorganizations and similar corporate events, but is not subject to adjustment based upon the market price for our common shares or in the event we issue common shares for consideration of less than the warrant exercise price.

We provided the investors with certain demand and piggy-back registration rights commencing three months following the closing of the offering and the investors exercised their demand rights, as to an aggregate of 2,187,500 shares, on November 26, 2007. We agreed to use our reasonable best efforts to cause the registration statement to be declared effective at the earliest practicable time. The registration statement of which this prospectus forms a part covers resale of 2,187,500 shares included in the units for which a demand for registration has been made. The shares issuable upon exercise of the warrants are not being registered at this time, but contain a cashless exercise provision that permits the warrant holders to exercise their warrants by surrendering a number of warrants having a fair market value equal to the exercise price of the warrants being surrendered. Under applicable interpretations of SEC rules and regulations, if the warrants are exercised on a cashless basis, the holding period of the shares issuable upon exercise of the warrants will be deemed to have commenced on the date the warrants were acquired. There are no liquidated damage provisions or net settlement provisions in the event the registration statement is not declared effective by a particular date.

Ownership Table

The following table sets forth:

•

the name of each selling security holder;

•

the amount of common shares owned beneficially by each selling security holder;

•

the number of shares being offered by each selling security holder pursuant to this prospectus;

•

the number of shares to be owned by each selling security holder following sale of the shares covered by this prospectus; and

•

the percentage of our common shares to be owned by each selling security holder following sale of the shares covered by this prospectus (based on 16,923,416 common shares outstanding as of the date of this prospectus).

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus, from time to time, to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of this offering. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares owned beneficially by them, which are covered by this prospectus, but will not sell any other shares of our common stock that they presently own, if any.

Name of Selling Security Holder	Number of Shares Owned	Number of Shares to be Offered	Number of Shares Owned After Offering	Percent After Offering

Rosetta Stone Capital (1)	1,500,000	750,000	750,000	4.4%
Tim Cheer Investment Limited (2)	725,000	362,500	362,500	2.1%
Hon Shun Ltd. (3)	700,000	350,000	350,000	2.1%
Lee Yip Investments Ltd. (4)	700,000	350,000	350,000	2.1%
Dunderley Investments Ltd. (5)	450,000	225,000	225,000	1.3%
WI&F Ltd. (6)	300,000	150,000	150,000	*

———————

*

Less than 1%.

(1)

Consists of 1,500,000 common shares. Does not include 750,000 shares issuable upon exercise of warrants that do not become exercisable until August 24, 2008. The person(s) making investment and voting decisions on behalf of the selling security holder is Xie Guozhong, whose address is 10th Floor, Center Point, 181 Gloucester Road, Hong Kong.

(2)

Consists of 725,000 common shares. Does not include 362,500 shares issuable upon exercise of warrants that do not become exercisable until August 24, 2008. The person(s) making investment and voting decisions on behalf of the selling security holder is Cheung Yu Shum Jenkin, whose address is Room 2203, Sino Plaza, 256 Gloucester Road, Causeway Bay, Hong Kong.

(3)

Consists of 700,000 common shares. Does not include 350,000 shares issuable upon exercise of warrants that do not become exercisable until August 24, 2008. The person(s) making investment and voting decisions on behalf of the selling security holder is Ng Kwok Kei Sammy, whose address is Unit 902, Bonham Centre, 79-85 Bonham Strand East, Sheung Wan, Hong Kong.

(4)

Consists of 700,000 common shares. Does not include 350,000 shares issuable upon exercise of warrants that do not become exercisable until August 24, 2008. The person(s) making investment and voting decisions on behalf of the selling security holder is Tse Chi Kai Tilypse, whose address is 14/F., 81 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

(5)

Consists of 450,000 common shares. Does not include 225,000 shares issuable upon exercise of warrants that do not become exercisable until August 24, 2008. The person(s) making investment and voting decisions on behalf of the selling security holder is Kwok Kwan Hung, whose address is Room 2310-11, Nan Fung Tower, 173 Des Voeux Road C., Hong Kong.

(6)

Consists of 300,000 common shares. Does not include 150,000 shares issuable upon exercise of warrants that do not become exercisable until August 24, 2008. The person(s) making investment and voting decisions on behalf of the selling security holder is Wong Tak Chuen, whose address is Room 904-8, Kai Tak Commercial Building, 317-9 Des Voeux Road C., Hong Kong.

No selling security holder has held any positions or offices or had material relationships with us or any of our affiliates within the past three years, other than by reason of the ownership of our securities. Each of the selling security holders has advised us that it is not a broker-dealer of affiliated with a broker-dealer, registered as such with the National Association of Securities Dealers, Inc.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•

block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

Selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than or in addition to under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the shares covered by this prospectus or interests therein, a selling security holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. A selling security holder may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. A selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We will pay the fees and expenses incident to the registration of the shares covered by this prospectus. We have also agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent that a selling security holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The selling security holders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding their resale of the common shares covered by this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

We have agreed to keep this prospectus effective for a period of two years or such earlier time as all of the shares covered by this prospectus have been sold or may be sold without volume limitations. The resale of shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be resold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares covered by this prospectus by a selling security holder or any other person. We will make copies of this prospectus available to the selling security holder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

China Natural Resources is currently authorized to issue up to 200,000,000 common shares, without par value. As of the date of this prospectus, there were 16,923,416 common shares issued and outstanding.

Common Shares

Subject to the dividend rights of preferred security holders, holders of common shares participate in dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of China Natural Resources, after payment to creditors and holders of our outstanding preferred stock, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common shares.

Each common share has one vote. Holders of our shares do not have cumulative voting rights. This means that the holders of a plurality of the common shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our Articles of Association and By-Laws provide that, except in limited circumstances, a majority of our outstanding common shares constitutes a quorum to transact business at a meeting of members. Our common shares have no preemptive, subscription or conversion rights, and our common shares are not redeemable.

Transfer Agent

The transfer agent for our common shares is OTC Stock Transfer Company, 231 East 21st South, Salt Lake City, UT 84115.

LEGAL MATTERS

Schneider Weinberger & Beilly LLP will review the validity of the issuance of the common shares, the resale of which is covered by this prospectus. Schneider Weinberger & Beilly LLP is located at 2200 Corporate Blvd., N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

The audited consolidated financial statements of China Natural Resources, Inc. incorporated herein by reference have been so incorporated in reliance upon the report of GHP Horwath, PC, independent registered public accounting firm, given upon the firm’s authority as an expert in auditing and accounting.

EXPENSES

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder. No expenses shall be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount

SEC Filing Fee	$1,518
Legal Fees and Expenses	4,000
Accounting Fees and Expenses	2,200
Printing and Filing Expenses	500
Transfer Agent and Registrar	1,000
Miscellaneous	782
TOTAL	$10,000

ENFORCEABILITY OF CIVIL LIABILITIES AND
INDEMNIFICATION POLICIES

Enforceability of Civil Liabilities

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being an exempted British Virgin Islands company, such as:

•

political and economic stability;

•

an effective judicial system;

•

a favorable tax system;

•

the absence of exchange control or currency restrictions; and

•

the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•

the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•

British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Service of process upon us and upon our directors, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act of 1933 and the Exchange Act of 1934 in original actions instituted in the PRC. PRC courts may refuse to hear a claim based on a violation of U.S. securities laws including because the PRC is not the most appropriate forum to bring such a claim. In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proved in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in PRC addressing the matters described above. Many of the same doubts apply to similar suits that may be brought in the British Virgin Islands, and as to the enforceability of any judgment rendered by a court in the British Virgin Islands. Moreover, we have no assets in the British Virgin Islands that may be used to satisfy a judgment rendered by a court located there.

Indemnification

Our Articles of Association provide as follows:

“110.

Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

111.

The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

112.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

113.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

114.

If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

115.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling China Natural Resources pursuant to the foregoing provisions, China Natural Resources has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by China Natural Resources in the successful defense of any action, suit or proceeding, is asserted, China Natural Resources will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. China Natural Resources will be governed by the final adjudication of this issue.

CHINA NATURAL RESOURCES, INC.

Prospectus

____, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Association provide as follows:

“110.

Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

111.

The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

112.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

113.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

114.

If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

115.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling China Natural Resources pursuant to the foregoing provisions, China Natural Resources has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by China Natural Resources in the successful defense of any action, suit or proceeding, is asserted, China Natural Resources will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. China Natural Resources will be governed by the final adjudication of this issue.

ITEM 9.

EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion and Consent of Schneider Weinberger & Beilly LLP (includes Exhibit 23.2)*
10.1

Form of Subscription Agreement relating to the sale of units (incorporated by reference to
Exhibit 10.1 to the registrant’s Form 6-K filed with the Securities and Exchange Commission on August 8, 2007)

10.2

Form of Common Stock Purchase Warrant issued to purchasers of units (incorporated by reference to Exhibit B of Exhibit10.1 to the registrant’s Form 6-K filed with the Securities and Exchange
Commission on August 8, 2007)

23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Schneider Weinberger & Beilly LLP (included as part of Exhibit 5.1)*

———————

*

Filed herewith

ITEM 10.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Hong Kong, on December 20, 2007.

CHINA NATURAL RESOURCES, INC.

By:	/s/ LI FEILIE
Li Feilie President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Li Feilie		Chairman of the Board of Directors, President,	December 20, 2007
Li Feilie		Principal Executive Officer and Director

/s/ Tam Cheuk Ho		Chief Financial Officer and Director	December 20, 2007
Tam Cheuk Ho

/s/ Wong Wah On Edward		Secretary, Financial Controller, Principal	December 20, 2007
Wong Wah On Edward		Accounting Officer and Director

/s/ Ng Kin Sing		Director	December 20, 2007
Ng Kin Sing

/s/ Lam Kwan Sing		Director	December 20, 2007
Lam Kwan Sing

/s/ Yip Wing Hang		Director	December 20, 2007
Yip Wing Hang

FMH Corporate Services, Inc.
By:	/s/Wong Wah On Edward	Authorized United States Representative	December 20, 2007
Wong Wah On Edward, Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion and Consent of Schneider Weinberger & Beilly LLP (includes Exhibit 23.2)*
10.1

Form of Subscription Agreement relating to the sale of units (incorporated by reference to
Exhibit 10.1 to the registrant’s Form 6-K filed with the Securities and Exchange Commission on August 8, 2007)

10.2

Form of Common Stock Purchase Warrant issued to purchasers of units (incorporated by reference to Exhibit B of Exhibit10.1 to the registrant’s Form 6-K filed with the Securities and Exchange
Commission on August 8, 2007)

23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Schneider Weinberger & Beilly LLP (included as part of Exhibit 5.1)*